Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FIRST QUARTER OF FISCAL 2023 AND PROVIDES BUSINESS UPDATE

CALABASAS HILLS, Calif., – May 10, 2023 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the first quarter of fiscal 2023, which ended on April 4, 2023.

Total revenues were $866.1 million in the first quarter of fiscal 2023 compared to $793.7 million in the first quarter of fiscal 2022. Net income and diluted net income per share were $28.1 million and $0.56, respectively, in the first quarter of fiscal 2023.

The Company recorded $3.4 million related to pre-tax charges of impairment of assets and lease termination expense and Fox Restaurant Concepts (“FRC”) acquisition-related items. Excluding the after-tax impact of these items, adjusted net income and adjusted net income per share for the first quarter of fiscal 2023 were $30.6 million and $0.61, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 5.7% year-over-year in the first quarter of fiscal 2023 and increased 14.9% relative to fiscal 2019, on an operating week basis.

“We were pleased with our first quarter performance highlighted by comparable sales growth across our portfolio of concepts. We delivered a solid start to the year with revenue finishing in-line with our expectations and adjusted net income margin at the high end of our guidance range,” said David Overton, Chairman and Chief Executive Officer. “Consolidated revenue increased 9.1% over the prior year period, driven by sustained healthy consumer demand including strong contributions from the off-premise channel.”

Overton continued, “Our strategy continues to be guided by our longstanding commitment to deliver distinct, high quality dining experiences and exceptional hospitality, the hallmarks of our success that have positioned us as a leader in casual dining for over 45 years. We are honored to have been named to the Fortune magazine "100 Best Companies to Work For" list for the tenth consecutive year, underscoring our position as a best-in-class employer.”

Overton concluded, “Our solid topline results in the quarter illustrate the broad and enduring appeal of our concepts, and with input costs gradually stabilizing within our range of expectations, we anticipate building on our first quarter operating margin performance going forward.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Development

During the first quarter of fiscal 2023, we opened two new restaurants, a Doughbird in Nashville, TN and a Flower Child in Tucson, AZ.

The Company continues to expect to open as many as 20 to 22 new restaurants in fiscal 2023, including as many as five to six The Cheesecake Factory restaurants, five to six North Italia restaurants, and as many as ten FRC restaurants, including three to four Flower Child locations.

In addition, in fiscal 2023 the Company expects two to three The Cheesecake Factory restaurants to open internationally under licensing agreements.

Liquidity and Capital Allocation

As of April 4, 2023, the Company had total available liquidity of $355 million, including a cash balance of $116 million and availability on its revolving credit facility of $239 million. Total principal amount of debt outstanding was $475 million, including $345 million in principal amount of 0.375% convertible senior notes due 2026 and $130 million in principal amount drawn on the Company’s revolving credit facility.

The Company repurchased approximately 341,500 shares of its stock at a cost of $12.4 million in the first quarter of fiscal 2023, and also announced today that its Board of Directors declared a quarterly dividend of $0.27 per share to be paid on June 6, 2023 to shareholders of record at the close of business on May 24, 2023.

Conference Call and Webcast

The Company will hold a conference call to review its results for the first quarter of fiscal 2023 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through June 9, 2023.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 318 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within our Fox Restaurant Concepts business. Internationally, 30 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2023, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the tenth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From Fortune ©2023 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 100 Best Companies to Work For are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding input costs gradually stabilizing, building on first quarter operating margin performance, and restaurant development. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including rising interest rates, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; the COVID-19 pandemic and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated
Condensed Consolidated Financial Statements
(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended
	April 4, 2023		March 29, 2022
Consolidated Statements of Income	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$866,114	100.0%	$793,710	100.0%
Costs and expenses:
Food and beverage costs	206,224	23.8%	188,501	23.7%
Labor expenses	311,528	36.0%	295,763	37.3%
Other operating costs and expenses	230,929	26.7%	207,635	26.2%
General and administrative expenses	54,069	6.2%	49,123	6.2%
Depreciation and amortization expenses	22,955	2.7%	21,505	2.7%
Impairment of assets and lease termination expenses	2,242	0.3%	207	0.0%
Acquisition-related contingent consideration, compensation and amortization expenses	1,189	0.1%	891	0.1%
Preopening costs	3,052	0.3%	1,764	0.2%
Total costs and expenses	832,188	96.1%	765,389	96.4%
Income from operations	33,926	3.9%	28,321	3.6%
Interest and other expense, net	(1,880)	(0.2)%	(1,461)	(0.2)%
Income before income taxes	32,046	3.7%	26,860	3.4%
Income tax provision	3,996	0.5%	3,697	0.5%
Net income	28,050	3.2%	23,163	2.9%

Basic net income per share	$0.58		$0.46
Basic weighted average shares outstanding	48,694		50,333

Diluted net income per share	$0.56		$0.45
Diluted weighted average shares outstanding	49,778		51,013

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended
Selected Segment Information	April 4, 2023	March 29, 2022
Revenues:
The Cheesecake Factory restaurants	$656,000	$609,816
North Italia	63,303	52,757
Other FRC	68,640	58,832
Other	78,171	72,305
Total	$866,114	$793,710

Income from operations:
The Cheesecake Factory restaurants	$78,386	$63,444
North Italia	4,606	3,678
Other FRC	8,711	7,329
Other	(57,777)	(46,130)
Total	$33,926	$28,321

Preopening costs:
The Cheesecake Factory restaurants	$1,448	$1,034
North Italia	446	410
Other FRC	721	(11)
Other	437	331
Total	$3,052	$1,764

Impairment of assets and lease termination expenses:
The Cheesecake Factory restaurants	$93	$(165)
North Italia	-	-
Other FRC	55	-
Other	2,094	372
Total	$2,242	$207

Depreciation and amortization expenses:
The Cheesecake Factory restaurants	$16,018	$15,587
North Italia	1,467	1,298
Other FRC	1,927	1,581
Other	3,543	3,039
Total	$22,955	$21,505

	13 Weeks Ended	13 Weeks Ended
	April 4, 2023	March 29, 2022
The Cheesecake Factory restaurants operating information:
Comparable restaurant sales vs. prior year	5.7%	20.7%
Comparable restaurant sales vs. 2019	14.9%	8.0%
Restaurants opened during period	-	-
Restaurants open at period-end	210	208
Restaurant operating weeks	2,737	2,704

North Italia operating information:
Comparable restaurant sales vs. prior year	9%	32%
Comparable restaurant sales vs. 2019	30%	23%
Restaurants opened during period	-	-
Restaurants open at period-end	33	29
Restaurant operating weeks	429	377

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	1	-
Restaurants open at period-end	35	31
Restaurant operating weeks	451	403

Other operating information:(2)
Restaurants opened during period	1	-
Restaurants open at period-end	40	38
Restaurant operating weeks	515	501

Number of company-owned restaurants:
The Cheesecake Factory	210
North Italia	33
Other FRC	35
Other	40
Total	318

Number of international-licensed restaurants:
The Cheesecake Factory	30

(1) The Other FRC segment includes all FRC brands except Flower Child.
(2) The Other segment includes the Flower Child, Grand Lux Cafe and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	April 4, 2023	January 3, 2023
Cash and cash equivalents	$116,164	$114,777
Long-term debt, net of issuance costs (1)	468,536	468,032

(1) Includes $338.5 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $345 million less $6.5 million in unamortized issuance cost) and $130 million drawn on the Company's revolving credit facility. The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheets and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated
Reconciliation of Non-GAAP Financial Measures
(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended
	April 4, 2023	March 29, 2022
Net income (GAAP)	$28,050	$23,163
Impairment of assets and lease termination expenses(1)	2,242	207
Acquisition-related contingent consideration, compensation and amortization expenses(2)	1,189	891
Tax effect of adjustments(3)	(892)	(286)
Adjusted net income (non-GAAP)	$30,589	$23,975

Diluted net income per common share (GAAP)	$0.56	$0.45
Impairment of assets and lease termination expenses	0.05	0.00
Acquisition-related contingent consideration, compensation and amortization expenses	0.02	0.02
Tax effect of adjustments	(0.02)	(0.01)
Adjusted net income per share (non-GAAP)(4)	$0.61	$0.47

(1) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen weeks ended April 4, 2023 and March 29, 2022 can be found in the Selected Segment Information table.
(2) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.
(3) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2023 and 2022 periods.
(4) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100